UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Huron Consulting Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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550 West Van Buren Street
Chicago, Illinois 60607 P 312-583-8700 F 312-583-8701 MEMO

To	All Huron Consulting Group Employees
From	Mary Sawall
Re:	Important Message to Huron Employees Who are Shareholders
Date	April 21, 2009

To Huron Employees:

If you own shares of Huron common stock, you should have received proxy materials by now.

•	If you have received proxy materials and you have NOT voted yet, we encourage you to vote your shares.

•	If you have not received proxy materials, we encourage you to vote your Huron shares by doing one of the following:

¡	Call 1-800-474-7485 and vote your shares over the phone.

¡	Vote on the internet at www.proxyvote.com

•	If you can’t find the control number to vote your shares, you can get a control number for your shares from UBS by calling Henry Latimer at 312-525-4533.

Attached is a proxy statement with the proposals on which you are requested to vote.

Your votes are critical this year so that we can increase the number of shares available for issuance under the Huron Omnibus Stock Plan. As you know, our ability to grant stock as a long term incentive to Managing Directors is an important component in compensating and retaining employees who are important contributors to our business.

Regardless of the number of shares you own, it is important that they be represented at the annual stockholders meeting. Your vote matters to us and we need your support. Please vote your shares now so that your vote can be counted without delay.

Please let me know if you have any questions.

Mary Sawall

Vice President of Human Resources

Huron Consulting Group

550 W Van Buren St.

Chicago, IL 60607